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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the 2002 Stock Incentive Plan of Standard Management Corporation and to the incorporation by reference therein of our report dated February 1, 2002, with respect to the consolidated financial statements and schedules of Standard Management Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP

Indianapolis, Indiana
November 18, 2002